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                                                                  EXHIBIT 21
                                                                  ----------




                                  SUBSIDIARIES



                                                                        Percent Owned
                                                  State of                 by Agency
 Corporate Name                                  Organization         Rent-A-Car, Inc.(1)
 --------------                                  ------------         ----------------
Agency Chrysler Plymouth, Inc.                     Ohio                 l00%

Agency Ford, Inc.                                  Ohio                 l00%

Agency Rent-A-Car, Ltd.                            Canada               l00%

Financial Recovery Corporation of America, Inc.    Delaware             100%

Agency Auto Sales, Inc.                            Delaware             100%

National Auto Credit, Inc.                         Delaware             100%



All of the subsidiaries listed above are included in the consolidated financial statements of the Company. The Company also has various subsidiaries which, when considered in the aggregate, do not constitute a significant subsidiary.


(1) Agency Rent-A-Car, Inc. also operates under the names Altra Auto Rental and Automate Auto Rental.



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